Exhibit 10.1

Working Capital Loan Agreement

This Working Capital Loan Agreement (“Agreement”) formalizes an informal agreement that was entered on or about the 17th day of March 2022 by and between Industrial Human Capital, Inc., a Delaware corporation (“Industrial”), and ShiftPixy Investments, Inc., a Wyoming corporation (the “Sponsor”) (Industrial and Sponsor each a “Party” and collectively the “Parties”). This Agreement is effective as of the 1st day of August 2022.

Whereas Industrial needs capital to fund fees and expenses related to its efforts to complete an intended Initial Business Combination (“IBC”); and

Whereas Sponsor proposes to serve as a source of capital for purposes of Industrial’s efforts to complete its IBC.

In consideration of the mutual promises and commitments of the Parties as set forth herein, Sponsor and Industrial agree to the following terms and conditions:

1.       Loan from Sponsor. As of the date of this Agreement, Sponsor has extended funds totaling $280,000.00 and may continue from time-to-time to extend a loan of funds, which may function as a line of credit (“Loan”) to Industrial to enable Industrial to pay its fees and expenses related to its efforts to complete an intended IBC. Funds extended pursuant to the Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at the rate of 5.75% per annum.

2.       Industrial’s Repayment of the Loan. If Industrial completes an IBC, Industrial agrees to repay such Loan lump sum to Sponsor thereafter upon demand. The aforesaid demand shall be in writing, tendered in person or via email to an officer of Industrial. In the even an IBC is not completed, such Loan shall be repaid only to the extent that funds held outside the Trust Account are available for the claims of creditors. If the IBC is not consummated, Industrial may use a portion of any working capital held outside the Trust Account to repay such Loan, but no proceeds from the Trust Account would be used to repay such Loan. At the option of the Sponsor, the sum of funds (not to exceed $1,500,000) provided by Sponsor to Industrial in connection with the Loan may be convertible into private placement warrants of the post IBC entity, at a price of $1.00 per warrant. The warrants would be identical in form and substance to the private placement warrants previously issued to the Sponsor.

3.       Representations and Warranties. Each of the Parties hereby represents and warrants to the other that (a) the execution, delivery and performance of this Agreement and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of such Party and will not violate any organizational document of such Party, (b) the representations and warranties contained in any documentation relating hereto are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no default or event of default exists, and (d) such Party is in full compliance with all covenants and agreements contained herein and in any documents relating hereto to which it is a party or it or its property is subject.

4.       Miscellaneous.

a.       Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any Party hereto may execute this Agreement by signing any such counterpart either manually or electronically.

b.       Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to its conflicts of laws principles. Any action brought by any Party hereto shall be brought within Miami-Dade County, Florida. The Parties agree to waive all rights or claims to a trial by jury.

c.       Successors and Assigns. Subject to applicable law, this Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties.

d.       Amendment. This Agreement may be modified, amended, superseded or voided or the provisions hereof waived only with the written consent of the Parties.

e.        Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

In witness whereof, the parties have set forth their signatures below, the same to be effective as of the date set forth above.

Industrial Human Capital, Inc., a Delaware corporation
By:	/s/ Manuel Rivera
Name:	Manuel Rivera
Title:	CFO

ShiftPixy Investments, Inc., a Wyoming corporation
By:	/s/ Scott W. Absher
Name:	Scott W. Absher
Title:	Chief Executive Officer